UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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New Residential Investment Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY—SUBJECT TO COMPLETION

NEW RESIDENTIAL INVESTMENT CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON October 15, 2014

Notice is hereby given that a Special Meeting of Stockholders of New Residential Investment Corp., will be held on October 15, 2014, at 8:30 a.m., local time, at the Hilton Hotel, 1335 Avenue of the Americas, New York, New York for the following purposes:

(1)	to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio of 1-for-2 prior to our 2015 annual meeting of stockholders; and

(2)	to transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

We are not aware of any other business to come before the Special Meeting.

These items of business are more fully described in the Proxy Statement, which accompanies this Notice of Special Meeting.

The Board of Directors has fixed the close of business on August 26, 2014, as the record date for the Special Meeting. Only stockholders of record of our Common Stock at the close of business on that date are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting.

Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Special Meeting and to vote your shares in person. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully.

By Order of the Board of Directors

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

New York, New York

September     , 2014

NEW RESIDENTIAL INVESTMENT CORP.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON October 15, 2014

i

PRELIMINARY COPY—SUBJECT TO COMPLETION

NEW RESIDENTIAL INVESTMENT CORP.

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

PROXY STATEMENT

For the Special Meeting of Stockholders to be held on October 15, 2014

The enclosed proxy is solicited by the Board of Directors of New Residential Investment Corp. (“we,” “our,” “us” or the “Company”) to be voted at the Special Meeting of Stockholders (the “Special Meeting”) to be held on October 15, 2014, at 8:30 a.m., local time, and at any proper adjournment or postponement of the Special Meeting. The Special Meeting will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, New York. This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and proxy card is being first mailed on or about September 5, 2014 to our stockholders entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting to be Held on October 15, 2014.

A copy of this Proxy Statement and the proxy card are available at:

https://materials.proxyvote.com

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Purpose of the Special Meeting.	The Special Meeting will be held for the following purposes:

• to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio 1-for-2 prior to our 2015 annual meeting of stockholders (the “Proposal”); and

• to transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Stockholders Entitled to Vote.	Stockholders of record at the close of business on August 26, 2014 (the “Record Date”) of our Common Stock, $0.01 par value per share (“Common Stock”), are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, there were shares of Common Stock issued, outstanding and entitled to vote.

Number of Votes.	You have one vote for each share of Common Stock held by you on the Record Date.

Voting.	Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and you can vote your Common Stock by:

• completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope; the persons named in the proxy card (the “proxies” or “proxy holders”) will vote your shares in accordance with your instructions in your completed and returned proxy card; or

• attending the Special Meeting and delivering your completed proxy card in person or by completing a ballot at the Special Meeting. Ballots will be available at the Special Meeting.

Beneficial Owners. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of your broker or other nominee in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the Special Meeting, you must obtain and bring with you to the Special Meeting a “legal proxy” from the broker or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the Special Meeting.

Quorum; Broker “Non-Votes.”	A majority of our outstanding shares of Common Stock present in person or by proxy and entitled to be voted at the Special Meeting constitutes a quorum. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker “non-votes” (described below) will be treated as shares that are present for purposes of determining the presence of a quorum.

Vote Required; Treatment of Abstentions and Broker Non-Votes.	The Proposal must receive a “FOR” vote, either in person or by proxy, from a majority of the votes entitled to be cast by the holders of our issued and outstanding Common Stock.
Under the rules of the New York Stock Exchange (the “NYSE”), if you hold shares through a broker, your broker is permitted to vote your shares on routine matters in its discretion even if the broker does not receive instructions from you. An example of such a routine matter is a proposal to ratify the appointment of an independent registered public accounting firm. However, the Proposal is not considered to be a routine matter for this purpose. Therefore, you are strongly encouraged to vote. A broker “non–vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Neither abstentions nor broker “non–votes” will be considered votes properly cast favoring or opposing a matter. Accordingly, because the approval of the Proposal is based on the votes properly cast and favoring or opposing a matter, neither abstentions nor broker “non–votes” will have any effect upon the outcome of voting with respect to the Proposal.

Voting of Proxies.	Our Board of Directors unanimously recommends a vote FOR the Proposal. Your shares of Common Stock will be voted in accordance with the instructions contained in your signed proxy card. If you return a signed proxy card without giving specific voting instructions with respect to the Proposal, proxies will be voted according to the Board of Directors’ recommendation with respect to the Proposal as set forth in this Proxy Statement.

Other Matters.	We are not aware of any matters to be presented at the Special Meeting other than the Proposal. If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is properly adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Revoking your Proxy.	Stockholders of Record. You can revoke your proxy at any time before it is voted at the Special Meeting by doing any one of the following:

	•	giving our Corporate Secretary a written notice of revocation (addressed to Mr. Cameron D. MacDougall, Corporate Secretary, New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105) before or at the Special Meeting;

	•	delivering a properly executed, later dated proxy card;

	•	logging onto the Internet site provided on the proxy card and voting again;

	•	dialing the number provided on the proxy card and voting again; or

	•	attending the Special Meeting and voting in person at the Special Meeting. Your attendance at the Special Meeting in and of itself will not be sufficient to revoke your proxy.

Beneficial Owners. If you instructed your broker or nominee to vote your shares, you can change your vote only by following your broker or nominee’s instructions for doing so.

Expenses and Solicitation.	The costs of solicitation of proxies, including printing and mailing costs, will be borne by us. In addition to the solicitation of proxies by mail, proxies may also be solicited personally by our directors, officers and employees, without additional compensation to these individuals. We may request banks, brokers and other firms holding shares in their names that are beneficially owned by others to send proxy materials and obtain proxies from such beneficial owners, and will reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of August 5, 2014, by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors and executive officers, both individually and as a group.

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
BlackRock, Inc.(3)	15,106,774	5.4%
Leon G. Cooperman(4)	15,254,965	5.4%
Wesley R. Edens(5)(7)	17,744,650	6.0%
Kevin J. Finnerty(6)	358,646	*
Douglas Jacobs(6)	11,616	*
David Saltzman(6)	11,616	*
Alan L. Tyson(6)	69,916	*
Michael Nierenberg(6)	1,000,500	*
Susan Givens(6)	45,900	*
Jonathan R. Brown(6)	13,605	*
Cameron D. MacDougall(6)	91,800	*
All directors and executive officers as a group	19,348,249	6.5%

*	Denotes less than 1%.
(1)	The address of all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(2)	Percentages shown assume the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of July 30, 2014, and no exercise by any other person.
(3)	Sole voting power in respect of 14,310,755 shares and sole dispositive power in respect of 15,106,774 shares, as stated in a Schedule 13G filed with the SEC on January 30, 2014. BlackRock, Inc.‘s address is 40 East 52nd Street, New York, NY 10022.
(4)	Sole voting power in respect of 11,628,721 shares; shared voting power in respect of 3,626,244 shares; sole dispositive power in respect of 11,628,721 shares; and shared dispositive power in respect of 3,626,244 shares, as stated in a Schedule 13G filed with the SEC on February 10, 2014. Leon G. Cooperman’s address is 11431 W. Palmetto Park Road, Boca Raton, FL 33428.
(5)	Includes 1,983,215 shares held by Mr. Edens, 1,037,091 shares held by FOE I and 14,724,344 shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and in respect of which Mr. Edens disclaims beneficial ownership and does not include 100,000 shares held by a charitable trust of which Mr. Edens is trustee in respect of which Mr. Edens disclaims beneficial ownership.

(6)	Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of July 30, 2014: Finnerty—4,000; Jacobs—2,000; Saltzman —2,000; Tyson—4,000; Givens—45,900; Brown—13,605 and MacDougall—91,800.

Mr. Edens, as a beneficial owner of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares held by FOE I and the shares issuable upon the exercise of options held by FOE I.

THE PROPOSAL

Overview

Our Board of Directors has determined that it is advisable and in our and our stockholders’ best interests that the Board of Directors be granted the authority to implement, in its sole discretion, a reverse stock split of the outstanding shares of our Common Stock at any time prior to our 2015 annual meeting of stockholders, at a ratio of one-for-two (1:2). Accordingly, stockholders are asked to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split consistent with such terms.

The Board of Directors is submitting the reverse stock split to stockholders for approval with the primary intent of improving the marketability and liquidity of our Common Stock.

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our amended and restated certificate of incorporation to allow for the reverse stock split and directed that it be submitted for approval at the Special Meeting.

Should we receive the required stockholder approval for the Proposal, we intend to effect the reverse stock split prior to our 2015 annual meeting of stockholders without the need for any further action on the part of our stockholders. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to our 2015 annual meeting of stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If we do not implement the reverse stock split described herein prior to our 2015 annual meeting of stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

In determining the reverse stock split ratio to implement following receipt of stockholder approval, the Board of Directors has considered various factors, such as:

•	the historical trading price and trading volume of our Common Stock;

•	the anticipated trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term;

•	which reverse stock split ratio would result in the least administrative cost to us; and

•	general market and economic conditions.

The text of the form of the proposed amendment to our amended and restated certificate of incorporation, which assumes the approval of the Proposal and that the Board of Directors does not decide to abandon the reverse stock split, is attached hereto as Appendix A. By approving this Proposal, stockholders will approve an amendment to our amended and restated certificate of incorporation pursuant to which two of our outstanding shares will be combined into one share of Common Stock. The Board of Directors may also elect not to undertake any reverse stock split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reasons for the Reverse Stock Split

The Board of Directors believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Except to the extent that cash payments will be made in lieu of issuing fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The number of stockholders also will not be affected by the proposed reverse stock split, except to the extent that any stockholders who would otherwise receive less than one share of Common Stock following the reverse stock split are paid a cash payment in lieu of the issuance of fractional shares as described below.

The following table contains approximate information relating to the Common Stock under the reverse stock split ratio described herein, without giving effect to any cash payment for fractional shares of Common Stock, as of August 5, 2014:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	2,000,000,000	282,213,133	1,717,786,867
Post-Reverse Stock Split 1:2	2,000,000,000	141,106,567	1,858,893,433

We have granted stock options that are presently outstanding. Certain of the options were granted at the time of our separation from Newcastle Investment Corp. and the remainder were granted under our stock incentive plan, which was adopted in May 2013 (the “Plan”). In order to equitably reflect the effects of the reverse stock split described herein, the Board of Directors or a committee thereof, as applicable, will equitably adjust (i) the number of shares available for future grant under the Plan and (ii) the number of shares and per-share exercise prices underlying outstanding stock options in accordance with the terms of the Plan or the terms of the options granted at the time of our separation, as the case may be.

If the proposed reverse stock split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act. Our Common Stock would continue to be reported on the NYSE under the symbol “NRZ.”

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio described herein.

Treatment of Fractional Shares

Our stockholders will not receive fractional shares of our Common Stock in connection with the reverse stock split. Instead, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the reverse stock split is implemented at the then–prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. It may take several days to sell all of the aggregated fractional shares of our Common Stock. After the transfer agent’s completion of such sale, each such stockholder would receive a cash payment from the transfer agent in an amount equal to its proportionate share of the total net proceeds of that sale.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional shares.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to the proposed amendments to our amended and restated certificate of incorporation to allow for the reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

U.S. Federal Income Tax Consequence of the Reverse Stock Split

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split to our stockholders. This summary does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, entities or arrangements treated as partnerhips for U.S. federal income tax purposes, and shareholders owning large positions in our Common Stock. Other stockholders may also be subject to special tax rules, including, but not limited to, stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for U.S. federal income tax purposes. This summary also assumes that you are a U.S. Holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term “U.S. Holder” means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a U.S. Holder upon such holder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split, except with respect to cash, if any, received in lieu of fractional shares, as described below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor (excluding any amount allocable to a fractional share for which cash is received). The holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

In general, the receipt of cash by a U.S. Holder in lieu of a fractional share of post–reverse stock split Common Stock will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. Holder will be determined based upon the difference between the amount of cash received by such U.S. Holder and the amount of pre-reverse stock split basis allocable to the fractional share. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year. There are limitations on the deductibility of capital losses under the Code.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation of the Board of Directors

In accordance with Delaware law, approval and adoption of the Proposal requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the Special Meeting.

If you ABSTAIN from voting, it will have the same effect as an AGAINST vote. Broker non-votes will have the same effect as AGAINST votes.

The Board of Directors unanimously recommends that the stockholders vote FOR the Proposal.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2015 annual meeting of stockholders if they are received by the Company on or before December 18, 2014. However, if the 2015 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely, a stockholder proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), the Company’s amended and restated bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2015 annual meeting of stockholders to be “timely” under the Company’s amended and restated bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 28, 2015 and no later than February 27, 2015. However, in the event that the date of the 2015 annual meeting of stockholders is advanced or delayed by more than 25 days from May 28, 2015, for a proposal by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the 2015 annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our amended and restated bylaws, a copy of which may be obtained from our Secretary. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of our amended and restated bylaws, or they may be excluded from consideration at the annual meeting.

TRANSACTIONS OF OTHER BUSINESS AT THE SPECIAL MEETING

We do not know of any business to be presented for action at the Special Meeting other than those items listed in the Notice of Special Meeting and referred to herein. If any other matters properly come before the Special Meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

New York, New York

September         , 2014

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEW RESIDENTIAL INVESTMENT CORP.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

NEW RESIDENTIAL INVESTMENT CORP., a Delaware corporation (hereinafter, the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each two (2) shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional shares as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. A stockholder of record who otherwise would be entitled to receive fractional shares, will be entitled to receive a cash payment from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split in an amount equal to such stockholder’s proportionate share of the total net proceeds of the sale of all fractional shares at the then–prevailing prices on the open market by the transfer agent.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective as of [—], 201[—] at [—]:[—] [a.m./p.m.].

IN WITNESS WHEREOF, NEW RESIDENTIAL INVESTMENT CORP., has caused this certificate to be duly executed in its corporate name this [—] day of [—], 201[—].

NEW RESIDENTIAL INVESTMENT CORP.

By:
Name:
Title:

NEW RESIDENTIAL INVESTMENT CORP. 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors unanimously recommends you vote FOR the following proposal:	For	Against	Abstain

1      Proposal to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock, par value $0.01 per share, at a ratio of 1-for-2 prior to our 2015 annual meeting of stockholders.

	☐	☐	☐

NOTE: The Board of Directors may consider and act upon any other business properly presented at the Special Meeting. If this proxy is properly executed, then your shares will be voted either in the manner you indicate above or, if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Special Meeting).

For address change/comments, mark here. ☐

(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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NEW RESIDENTIAL INVESTMENT CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

October 15, 2014

The stockholder(s) hereby appoint(s) Susan Givens and Cameron D. MacDougall, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEW RESIDENTIAL INVESTMENT CORP. that the stockholder(s) is/are entitled to vote at the
Special Meeting of stockholder(s) to be held at 8:30 a.m., Eastern Time, on October 15, 2014, at the The Hilton Hotel, 1335 Avenue
of the Americas, New York, NY 10019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such direction is made, this proxy will be voted for proposal 1 listed on the reverse side.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

    Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side